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Transocean Ltd.
Investor Relations and Corporate Communications

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Analyst Contacts:	Thad Vayda +1 713-232-7551	News Release

Diane Vento +1 713-232-8015

Media Contact:	Guy A. Cantwell +1 713-232-7647	FOR RELEASE: August 7, 2013

TRANSOCEAN LTD. REPORTS SECOND QUARTER 2013 RESULTS

•	Second quarter 2013 revenues were $2.397 billion, compared with $2.197 billion in the first quarter of 2013;

•	Operating and maintenance expenses for the second quarter were $1.393 billion, compared with $1.375 billion in the first quarter of 2013;

•
Second quarter 2013 net income attributable to controlling interest was $307 million, which included $85 million of net unfavorable items. This compares with the first quarter 2013 net income attributable to controlling interest of $321 million, which included $16 million of net unfavorable items;

•	Second quarter Annual Effective Tax Rate(1) was 23.5 percent, compared with 19.2 percent in the first quarter of 2013;

•
Second quarter 2013 net income attributable to controlling interest was $0.84 per diluted share. After adjusting for net unfavorable items, adjusted earnings from continuing operations were $392 million, or $1.08 per diluted share;

•	Cash flows from operating activities were $416 million in the second quarter, compared with $106 million in the first quarter of 2013;

•
Revenue efficiency(2) was 93.1 percent in the second quarter, compared with 88.0 percent, in the first quarter of 2013. Ultra-deepwater revenue efficiency was 91.1 percent, compared with 83.8 percent in the prior quarter;

•	Total fleet rig utilization(3) was 80 percent in the second quarter, unchanged from the first quarter of 2013; and

•	Contract backlog was $27.3 billion as of the July 17, 2013 Fleet Status Report. Since July 17, 2013, additional contracts totaling $460 million were secured.

ZUG, SWITZERLAND — Transocean Ltd. (NYSE: RIG) (SIX: RIGN) today reported net income attributable to controlling interest of $307 million, or $0.84 per diluted share, for the three months ended June 30, 2013. Second quarter 2013 results included net unfavorable items, after tax, of $85 million, or $0.24 per diluted share, as follows:

•	$37 million, or $0.10 per diluted share, in impairments of long-lived assets classified as held-for-sale;

•	$20 million, or $0.05 per diluted share, primarily associated with losses on the early termination of derivative instruments and the sale of Shelf Drilling preference shares;

•	$11 million, or $0.04 per diluted share, in discrete tax expense;

•	$10 million, or $0.03 per diluted share, in losses associated with discontinued operations; and

•	$7 million, or $0.02 per diluted share, of costs associated with severance plans established for the company's previously announced shore-based organizational efficiency initiative.
After consideration of these net unfavorable items, second quarter 2013 adjusted earnings from continuing operations were $392 million, or $1.08 per diluted share. A reconciliation of the non-GAAP adjusted net income and diluted earnings per share is included in the accompanying schedules.
In addition to the items above, second quarter 2013 results also included approximately $9 million, net of tax, or $0.03 per diluted share, in charges primarily related to accelerated recognition of existing compensation plans associated with the implementation of the company's shore-based organizational efficiency initiative.
The second quarter 2013 results compare with a net loss attributable to controlling interest of $304 million, or $0.86 per diluted share, for the three months ended June 30, 2012, which included net unfavorable items of $622 million, or $1.75 per diluted share. The net unfavorable items were primarily due to estimated loss contingencies of $750 million, or $2.11 per diluted share, associated with the Macondo well incident, partly offset by $141 million, or $0.40 per diluted share, of favorable discrete tax items . After consideration of these net unfavorable items, second quarter 2012 adjusted earnings from continuing operations were $318 million, or $0.89 per diluted share.
Operations Quarterly Review
Revenues for the three months ended June 30, 2013 were $2.397 billion, compared with revenues of $2.197 billion during the quarter ended March 31, 2013. Contract drilling revenues increased $176 million primarily due to higher revenue efficiency on high-specification floaters and the contribution from Transocean Siam Driller and Transocean Andaman, two recently-delivered high-specification jackups. Total fleet revenue efficiency was 93.1 percent in the second quarter, compared with 88.0 percent in the first quarter of 2013. Other revenues increased $24 million to $76 million for the second quarter of 2013, compared with $52 million in the prior quarter primarily due to increased drilling management services activity.
Operating and maintenance expenses increased $18 million to $1.393 billion for the second quarter of 2013, compared with $1.375 billion for the prior quarter. First quarter 2013 operating and maintenance expenses included $74 million of charges related to crew claim loss contingencies associated with the Macondo well incident that were not repeated in the second quarter. Excluding these charges, the sequential increase in operating and maintenance expenses was primarily due to higher maintenance and shipyard expenses for the reactivation of the Sedco 712 and expenses related to several other rigs undergoing contract preparation, periodic surveys, and other projects; as well as increased drilling management services activity.

General and administrative expenses were $77 million for the second quarter of 2013, compared with $67 million in the previous quarter. The increase was attributable to restructuring expenses and professional fees related to the proxy campaign associated with the 2013 Annual General Meeting.
Second quarter 2013 results included approximately $20 million in costs associated with severance and the accelerated recognition of existing compensation plans due to the implementation of the shore-based organizational efficiency initiative. Approximately $15 million of this cost was included in operating and maintenance expenses and $5 million was included in general and administrative expenses.
Annual Effective Tax Rate
Transocean’s second quarter Effective Tax Rate(4) was 28.8 percent, compared with 5.7 percent in the first quarter of 2013. The increase in the Effective Tax Rate was due to changes in estimates, primarily related to prior years’ tax liabilities. Transocean’s Annual Effective Tax Rate from continuing operations for the second quarter of 2013 was 23.5 percent. This compares with 19.2 percent for the prior quarter. The increase was primarily due to changes in the blend of income that is taxed based on gross revenues versus pre-tax income, rig movements between taxing jurisdictions and foreign currency impact, among other things. Second quarter 2013 income tax expense included additional tax expense of $10 million, or $0.03 per diluted share, to reflect the increase in the Annual Effective Tax Rate to 21.6 percent for the six months ended June 30, 2013, from 19.2 percent for the first quarter of 2013.
Other Items
Interest expense, net of amounts capitalized, was $146 million in the second quarter of 2013, compared with $157 million in the prior quarter. Capitalized interest for the second quarter was $16 million, compared with $21 million in the first quarter of 2013. Interest income was $11 million in the second quarter of 2013, compared with $17 million in the prior quarter. The decline in interest expense, net of amounts capitalized, reflects the company’s continued focus on reducing gross debt.
Cash flows from operating activities were $416 million for the second quarter, compared with $106 million for the first quarter of 2013. Capital expenditures were $352 million for the second quarter, compared with $488 million in the first quarter of 2013.
Forward-Looking Statements
The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which could be made include, but are not limited to, changes in tax estimates, statements involving anticipated reduction in costs, timing of costs savings or expectations of the onshore organizational efficiency initiative and the offshore operations initiative, or the company’s competitiveness. These include but are not limited to operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas and other factors, including those discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2012, Quarterly Report on Form10-Q for the quarter ended March 31, 2013 and in the company's other filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s web site at www.deepwater.com.

This press release or referenced documents does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and it does not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange. Investors must rely on their own evaluation of Transocean Ltd. and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean Ltd.
Conference Call Information

Transocean will conduct a teleconference call at 10:00 a.m. EDT, 4:00 p.m. CEST, on Thursday, August 8, 2013. To participate, dial +1 913-312-1399 and refer to confirmation code 1039580 approximately five to 10 minutes prior to the scheduled start time of the call.
In addition, the conference call will be simultaneously broadcast over the Internet in a listen-only mode and can be accessed by logging onto Transocean’s website at www.deepwater.com and selecting "Investor Relations." The conference call may also be accessed via the Internet at www.CompanyBoardroom.com by typing in Transocean's New York Stock Exchange trading symbol, "RIG." Supplemental materials that may be referenced during the conference call have been posted to Transocean's website and can be found by selecting "Investor Relations/Quarterly Toolkit."
A telephonic replay of the conference call should be available after 1:00 p.m. EDT, 7:00 p.m. CEST, on August 8, 2013, and can be accessed by dialing +1 719-457-0820 or +1 888-203-1112 and referring to the confirmation code 1039580. Also, a replay will be available through the Internet and can be accessed by visiting either of the above-referenced internet addresses. Both replay options will be available for approximately 30 days.
About Transocean
Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.
Transocean owns or has partial ownership interests in, and operates a fleet of, 80 mobile offshore drilling units consisting of 46 High-Specification Floaters (Ultra-Deepwater, Deepwater and Harsh Environment drilling rigs), 23 Midwater Floaters and 11 High-Specification Jackups. In addition, we have six Ultra-Deepwater Drillships and one High-Specification Jackup under construction.
For more information about Transocean, please visit the website www.deepwater.com.
Notes
(1) Annual Effective Tax Rate is defined as income tax expense from continuing operations excluding various discrete items (such as changes in estimates and tax on items excluded from income before income tax expense) divided by income from continuing operations before income tax expense excluding gains on sales and similar items pursuant to the accounting standards for income taxes. See the accompanying schedule entitled "Supplemental Effective Tax Rate Analysis."

(2) Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions. See the accompanying schedule entitled "Revenue Efficiency."
(3) Rig utilization is defined as the total number of operating days divided by the total number of available rig calendar days in the measurement period, expressed as a percentage. See the accompanying schedule entitled "Utilization."
(4) Effective Tax Rate is defined as income tax expense from continuing operations divided by income from continuing operations before income taxes. See the accompanying schedule entitled "Supplemental Effective Tax Rate Analysis."

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Operating revenues
Contract drilling revenues	$2,321	$2,174	$4,466	$4,188
Other revenues	76	155	128	251
	2,397	2,329	4,594	4,439
Costs and expenses
Operating and maintenance	1,393	2,105	2,768	3,347
Depreciation	286	280	561	565
General and administrative	77	79	144	148
	1,756	2,464	3,473	4,060
Loss on impairment	(37)	—	(37)	(140)
Loss on disposal of assets, net	(2)	(7)	(9)	(10)
Operating income (loss)	602	(142)	1,075	229

Other income (expense), net
Interest income	11	13	28	28
Interest expense, net of amounts capitalized	(146)	(183)	(303)	(363)
Other, net	(16)	(6)	(17)	(24)
	(151)	(176)	(292)	(359)
Income (loss) from continuing operations before income tax expense	451	(318)	783	(130)
Income tax (benefit) expense	130	(15)	149	19
Income (loss) from continuing operations	321	(303)	634	(149)
Loss from discontinued operations, net of tax	(10)	—	(10)	(136)

Net income (loss)	311	(303)	624	(285)
Net income (loss) attributable to noncontrolling interest	4	1	(4)	9
Net income (loss) attributable to controlling interest	$307	$(304)	$628	$(294)

Earnings (loss) per share‑basic
Earnings (loss) from continuing operations	$0.87	$(0.86)	$1.76	$(0.45)
Loss from discontinued operations	(0.03)	—	(0.03)	(0.39)
Earnings (loss) per share	$0.84	$(0.86)	$1.73	$(0.84)

Earnings (loss) per share‑diluted
Earnings (loss) from continuing operations	$0.87	$(0.86)	$1.76	$(0.45)
Loss from discontinued operations	(0.03)	—	(0.03)	(0.39)
Earnings (loss) per share	$0.84	$(0.86)	$1.73	$(0.84)

Weighted‑average shares outstanding
Basic	360	353	360	352
Diluted	360	353	360	352

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	June 30, 2013	December 31, 2012
Assets
Cash and cash equivalents	$3,357	$5,134
Accounts receivable, net of allowance for doubtful accounts of $20 at June 30, 2013 and December 31, 2012	2,105	2,200
Materials and supplies, net of allowance for obsolescence of $70 and $66 at June 30, 2013 and December 31, 2012, respectively	680	610
Assets held for sale	143	179
Deferred income taxes, net	167	142
Other current assets	414	382
Total current assets	6,866	8,647

Property and equipment	27,525	26,967
Less accumulated depreciation	(7,461)	(7,118)
Property and equipment of consolidated variable interest entities, net of accumulated depreciation	992	1,031
Property and equipment, net	21,056	20,880
Goodwill	2,987	2,987
Other assets	1,306	1,741
Total assets	$32,215	$34,255

Liabilities and equity
Accounts payable	$921	$1,047
Accrued income taxes	131	116
Debt due within one year	161	1,339
Debt of consolidated variable interest entities due within one year	30	28
Other current liabilities	2,552	2,933
Total current liabilities	3,795	5,463

Long‑term debt	10,460	10,929
Long‑term debt of consolidated variable interest entities	148	163
Deferred income taxes, net	361	366
Other long‑term liabilities	1,787	1,604
Total long‑term liabilities	12,756	13,062

Commitments and contingencies

Shares, CHF 15.00 par value, 373,830,649 authorized, 167,617,649 conditionally authorized, 373,830,649 issued and 360,384,335 outstanding at June 30, 2013 and 402,282,355 authorized, 167,617,649 conditionally authorized, 373,830,649 issued and 359,505,251 outstanding at December 31, 2012	5,142	5,130
Additional paid‑in capital	6,731	7,521
Treasury shares, at cost, 2,863,267 held at June 30, 2013 and December 31, 2012	(240)	(240)
Retained earnings	4,483	3,855
Accumulated other comprehensive loss	(434)	(521)
Total controlling interest shareholders’ equity	15,682	15,745
Noncontrolling interest	(18)	(15)
Total equity	15,664	15,730
Total liabilities and equity	$32,215	$34,255

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Cash flows from operating activities
Net income (loss)	$311	$(303)	$624	$(285)
Adjustments to reconcile to net cash provided by operating activities
Amortization of drilling contract intangibles	(7)	(12)	(16)	(23)
Depreciation	286	280	561	565
Depreciation and amortization of assets in discontinued operations	—	65	—	135
Share-based compensation expense	28	25	49	48
Loss on impairment	37	—	37	140
Loss on impairment of assets in discontinued operations	—	12	—	105
Loss on disposal of assets, net	2	7	9	10
Gain on disposal of assets in discontinued operations, net	(3)	(72)	(18)	(71)
Amortization of debt issue costs, discounts and premiums, net	2	17	2	35
Deferred income taxes	(8)	(26)	(36)	(43)
Other, net	33	20	48	35
Changes in deferred revenue, net	(29)	7	(35)	(5)
Changes in deferred expenses, net	(9)	28	8	(21)
Changes in operating assets and liabilities	(227)	411	(711)	374
Net cash provided by operating activities	416	459	522	999

Cash flows from investing activities
Capital expenditures	(352)	(207)	(840)	(445)
Capital expenditures for discontinued operations	—	(29)	—	(51)
Proceeds from disposal of assets, net	3	1	4	8
Proceeds from disposal of assets in discontinued operations, net	—	160	63	194
Proceeds from sale of preference shares	185	—	185	—
Other, net	3	13	12	25
Net cash used in investing activities	(161)	(62)	(576)	(269)

Cash flows from financing activities
Changes in short-term borrowings, net	—	(260)	—	(260)
Repayments of debt	(406)	(173)	(1,596)	(320)
Proceeds from restricted cash investments	78	84	206	192
Deposits to restricted cash investments	(45)	(74)	(104)	(116)
Distribution of qualifying additional paid‑in capital	(204)	—	(204)	(278)
Other, net	(10)	8	(25)	(1)
Net cash used in financing activities	(587)	(415)	(1,723)	(783)

Net decrease in cash and cash equivalents	(332)	(18)	(1,777)	(53)
Cash and cash equivalents at beginning of period	3,689	3,982	5,134	4,017
Cash and cash equivalents at end of period	$3,357	$3,964	$3,357	$3,964

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS

	Operating Revenues (in millions)
	Three months ended			Six months ended June 30,
	June 30, 2013	March 31, 2013	June 30, 2012	2013	2012
Contract drilling revenues
High-Specification Floaters:
Ultra Deepwater Floaters:	$1,201	$1,047	$1,141	$2,248	$2,233
Deepwater Floaters	289	254	328	543	570
Harsh Environment Floaters	285	282	263	567	518
Total High-Specification Floaters	1,775	1,583	1,732	3,358	3,321
Midwater Floaters	381	429	337	810	684
High-Specification Jackups	158	124	93	282	160
Contract intangible revenue	7	9	12	16	23
Total contract drilling revenues	2,321	2,145	2,174	4,466	4,188

Other revenues
Client reimbursable revenues	41	39	33	80	76
Integrated services and other	2	-	7	2	7
Drilling management services – non US	33	13	115	46	168
Total other revenues	76	52	155	128	251
Total revenues	2,397	2,197	2,329	4,594	4,439

	Average Daily Revenue (1)
	Three months ended			Six months ended June 30,
	June 30, 2013	March 31, 2013	June 30, 2012	2013	2012
High-Specification Floaters:
Ultra Deepwater Floaters	$507,600	$457,800	$493,200	$483,200	$485,700
Deepwater Floaters	351,800	327,600	353,300	340,000	329,700
Harsh Environment Floaters	447,500	454,400	424,500	450,900	443,800
Total High-Specification Floaters	464,200	429,900	448,600	447,300	443,200
Midwater Floaters	301,100	291,800	265,700	296,100	260,800
High-Specification Jackups	165,800	163,000	132,900	164,500	123,300
Total	$382,900	361,200	$371,000	$372,200	$364,900

(1)      Average daily revenue is defined as contract drilling revenues earned per operating day in the period. An operating day is defined as a calendar day during which a rig is contracted to earn a dayrate during the firm contract period after commencement of operations.

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS (continued)

	Utilization (2)
	Three months ended			Six months ended June 30,
	June 30, 2013	March 31, 2013	June 30, 2012	2013	2012
High-Specification Floaters:
Ultra Deepwater Floaters	96%	94%	94%	95%	94%
Deepwater Floaters	64%	62%	64%	63%	59%
Harsh Environment Floaters	100%	99%	98%	99%	92%
Total High-Specification Floaters	88%	86%	85%	86%	82%
Midwater Floaters	56%	65%	58%	61%	59%
High-Specification Jackups	100%	92%	88%	96%	86%
Total Drilling Fleet	80%	80%	77%	80%	76%

(2) Rig utilization is defined as the total number of operating days divided by the total number of available rig calendar days in the measurement , expressed as a percentage.

Revenue Efficiency(3)
Trailing Five Quarters and Historical Data

	2Q 2013	1Q 2013	4Q 2012	3Q 2012	2Q 2012	FY 2012	FY 2011
Ultra-Deepwater	91.1%	83.8%	95.5%	95.9%	92.4%	93.2%	87.9%
Deepwater	91.8%	86.4%	90.9%	96.1%	94.5%	91.4%	90.7%
Harsh Environment Floaters	98.3%	97.6%	97.3%	95.4%	97.9%	97.1%	97.4%
Midwater Floaters	94.5%	92.1%	93.9%	90.4%	88.2%	90.9%	93.4%
High Specification Jackups	98.6%	96.4%	95.2%	97.2%	94.3%	95.0%	94.8%
Total	93.1%	88.0%	94.7%	94.9%	92.7%	93.0%	90.5%

(3) Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculation for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions.

Transocean Ltd. and Subsidiaries
Supplemental Effective Tax Rate Analysis
(In US$ millions)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2013	2013	2012	2013	2012
Income (loss) from continuing operations before income taxes	$451	$332	$(318)	$783	$(130)
Add back (subtract):
Litigation matters	—	74	750	74	750
One-time termination benefits	10	—	—	10	—
Acquisition costs	—	—	—	—	1
Loss on financial instruments	19	—	—	19	—
Loss on retirement of debt	1	1	—	2	—
Loss on impairment of goodwill and other assets	37	—	—	37	140
Loss on redeemed noncontrolling interest	—	—	14	—	25
Adjusted income from continuing operations before income taxes	518	407	446	925	786

Income tax (benefit) expense from continuing operations	130	19	(15)	149	19
Add back (subtract):
Litigation matters	—	26	—	26	—
One-time termination benefits	3	—	—	3	—
Loss on impairment of goodwill and other assets	—	—	—	—	6
Changes in estimates (1)	(11)	33	141	22	168
Other, net	—	—	—	—	—
Adjusted income tax expense from continuing operations (2)	$122	$78	$126	$200	$193

Effective Tax Rate (3)	28.8%	5.7%	4.7%	19.0%	-14.6%

Annual Effective Tax Rate (4)	23.5%	19.2%	28.3%	21.6%	24.6%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in (a) deferred taxes, (b) valuation of allowances on deferred taxes and (c) other tax liabilities.

(2) The three months and six months ended June 30, 2013 includes $10 million of additional tax expense (benefit) reflecting the catch-up effect of an increase (decrease) in the annual effective tax rate from the previous quarter estimate.

(3) Effective Tax Rate is income tax expense divided by income before income taxes.
(4) Annual Effective Tax Rate is income tax expense excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes) divided by income before income taxes excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes and estimating the annual effective tax rate.

Transocean Ltd. and Subsidiaries
Non-GAAP Financial Measures and Reconciliations
Adjusted Net Income and Diluted Earnings Per Share
(in US$ millions, except per share data)

	YTD	QTD	QTD
	06/30/2013	06/30/2013	03/31/2013
Adjusted Net Income
Net income attributable to controlling interest, as reported	$628	$307	$321
Add back (subtract):
Litigation matters	48	—	48
One-time termination benefits	7	7	—
Loss on impairment of assets	37	37	—
Loss on retirement of debt	2	1	1
Loss on financial instruments	19	19	—
Gain on sale of assets in discontinued operations	(18)	(3)	(15)
Loss from discontinued operations	28	13	15
Discrete tax items and other, net	(22)	11	(33)
Net income, as adjusted	$729	$392	$337

Diluted Earnings Per Share:
Diluted earnings per share, as reported	$1.73	$0.84	$0.88
Add back (subtract):
Litigation matters	0.13	—	0.15
One-time termination benefits	0.02	0.02	—
Loss on impairment of assets	0.10	0.10	—
Loss on retirement of debt	0.01	—	—
Loss on financial instruments	0.05	0.05	—
Gain on sale of assets in discontinued operations	(0.05)	(0.01)	(0.05)
Loss from discontinued operations	0.08	0.04	0.05
Discrete tax items and other, net	(0.06)	0.04	(0.10)
Diluted earnings per share, as adjusted	$2.01	$1.08	$0.93

	YTD	QTD	YTD	QTD	YTD	QTD	QTD
	12/31/2012	12/31/2012	09/30/2012	09/30/2012	06/30/2012	06/30/2012	03/31/2012
Adjusted Net Income
Net income (loss) attributable to controlling interest, as reported	$(219)	$456	$(675)	$(381)	$(294)	$(304)	$10
Add back (subtract):
Litigation matters	756	—	756	6	750	750	—
Loss on impairment of goodwill and other assets	135	—	135	—	135	—	135
Gain on disposal of assets, net	(48)	—	(48)	(48)	—	—	—
Gain on retirement of debt	(2)	—	(2)	(2)	—	—	—
Loss on redeemed noncontrolling interest	25	—	25	—	25	14	11
Loss on impairment of assets in discontinued operations	961	2	959	881	78	12	66
(Gain) loss on disposal of assets in discontinued operations	(69)	(1)	(68)	2	(70)	(72)	2
(Gain) loss from discontinued operations	135	(26)	161	33	128	59	69
Discrete tax items and other, net	(255)	(101)	(154)	15	(169)	(141)	(28)
Net income, as adjusted	$1,419	$330	$1,089	$506	$583	$318	$265

Diluted Earnings Per Share:
Diluted earnings (loss) per share, as reported	$(0.62)	$1.26	$(1.90)	$(1.06)	$(0.84)	$(0.86)	$0.03
Add back (subtract):
Litigation matters	2.11	—	2.12	0.02	2.12	2.11	—
Loss on impairment of goodwill and other assets	0.38	—	0.38	—	0.38	—	0.38
Gain on disposal of assets, net	(0.13)	—	(0.13)	(0.13)	—	—	—
Gain on retirement of debt	(0.01)	—	(0.01)	(0.01)	—	—	—
Loss on redeemed noncontrolling interest	0.07	—	0.07	—	0.07	0.04	0.03
Loss on impairment of assets in discontinued operations	2.70	—	2.70	2.45	0.23	0.03	0.19
(Gain) loss on disposal of assets in discontinued operations	(0.19)	—	(0.19)	0.01	(0.20)	(0.20)	0.01
(Gain) loss from discontinued operations	0.38	(0.07)	0.45	0.09	0.36	0.17	0.19
Discrete tax items and other, net	(0.73)	(0.28)	(0.44)	0.03	(0.48)	(0.40)	(0.08)
Diluted earnings per share, as adjusted	$3.96	$0.91	$3.05	$1.40	$1.64	$0.89	$0.75